EXHIBIT 10.2

                          LIGHT MANAGEMENT GROUP, INC.

Starz Investments Ltd.
C/o 13/F Silver Fortune Plaza                             15 March 2002
1 Wellington Street
Central
Hong Kong

RE:  ADDENDUM TO REG S STOCK PURCHASE AGREEMENT DATED 15 FEBRUARY 2002
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Gentlemen:

This Addendum sets forth the removal of the "Floor Price" as defined in section
1.1.2 of the Reg S Stock Purchase Agreement (the Agreement) dated February 15, 2002 between Light Management Group (The Company), the registered address of which is Suite 301, 3060 Mainway, Burlington Ontario, L7M 1A3 Canada and Starz Investments Limited a Belize corporation (the Purchaser), the registered address of which is 60 Market Square, PO Box 364, Belize City, Belize whereby the Company may alter or remove the Floor Price as defined in the Agreement, provided the Company acts in accordance with the terms and conditions provided in the Agreement.

NOW, THEREFORE, the Company is removing the Floor Price from the Agreement for the first 5,000,000 shares only and all other terms and conditions of the Agreement will remain in full force and effect.

          IN WITNESS WHEREOF, the Company hereto has executed this Addendum to the Stock Purchase Agreement dated 15 February 2002.

          /s/ BARRINGTON L. SIMON                             3/15/02
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              BARRINGTON L. SIMON                             DATE